EXHIBIT 23.2


SIMONTACCHI & COMPANY, LLP                            170 E. Main Street
 CERTIFIED PUBLIC ACCOUNTANTS                         Rockaway, New Jersey 07866

                                                      Tel: (973) 664-1140
                                                      Fax: (973) 664-1145


            Consent of Independent Registered Public Accounting Firm


Wellstar International, Inc. and Subsidiary


We hereby consent to the inclusion in the Registration Statement on Form S-8, ("Registration Statement"), of our audit report dated October 17, 2006, relating to the consolidated financial statements as of July 31, 2006 and 2005, of Wellstar International Inc. and Subsidiary.

We also consent to the references to us under the caption "Experts" in the Registration.




Simontacchi & Company, LLP
Rockaway, New Jersey

December 13, 2006